UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 18, 2004

World Airways, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26582	94-1358276
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The HLH Building
101 World Drive
Peachtree City, Georgia 30269
(Address of principal executive offices)

(770) 632-8000
(Registrant’s telephone number, including area code)

SIGNATURES
EX-99.1 PRESS RELEASE ISSUED FEBRUARY 18, 2004

ITEM 5.	Other Events and Required FD Disclosure.

      On February 18, 2004, World Airways, Inc., a Delaware corporation (the “Registrant”), announced a new one-year agreement with EVA Airways (“EVA”) that commences on March 6, 2004. Under the contract, the Registrant will operate an MD-11 freighter aircraft over selected routes from EVA’s established and extensive worldwide route network. The contract value is approximately $19 million for the initial term of the agreement. A copy of the press release issued by the Registrant on February 18, 2004 is attached hereto as Exhibit 99.1 and is incorporated into this Item 5 of this Current Report on Form 8-K as if fully set forth herein.

ITEM 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibit No.	Document

99.1	Press Release of World Airways, Inc. issued February 18, 2004.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

World Airways, Inc. (Registrant)

Date: February 18, 2004	By:	/s/ Hollis L. Harris

Hollis L. Harris
Chairman and Chief Executive Officer